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                                                                  Exhibit 10.14


                    Second Amendment to Settlement Agreement
                    ----------------------------------------

                  This Second Amendment to Settlement
                  Agreement (the "Second Amendment") made the
                  _____ day of February, 1997 between

                  Harvard Industries, Inc., a Florida
                  Corporation, referred to herein as "Harvard" and The Kingston-Warren Corp., a New Hampshire Corporation, referred to here as "Kingston-Warren", both located c/o Harvard Industries, Inc., 2502 N. Rocky Point Drive, Suite 960, Tampa, Florida 33607,

                                   -and-

                  The Town of Newmarket, a public body
                  corporate and politic, organized and
                  existing under the laws of the State of New
                  Hampshire, referred to here as "Newmarket", located c/o Newmarket Town Hall, Main Street, Newmarket, New Hampshire 03857.

                                   Background
                                   ----------

         A. On July 8, 1992, Harvard, Kingston-Warren and Newmarket entered into a settlement agreement (the "Initial Settlement Agreement") with respect to the investigation and cleanup of Contaminants at the Landfill.

         B. Harvard, Kingston-Warren and Newmarket amended the settlement agreement by amendment to settlement agreement executed by Harvard and Kingston-Warren on October 9, 1992 and Newmarket on October 6, 1992 (the "First Amendment"). The Initial Settlement Agreement and the First Amendment are collectively referred to here as the "Settlement Agreement".

         C. A dispute arose between Harvard, Kingston-Warren and Newmarket regarding an interpretation of the Settlement Agreement. As a result, Newmarket filed a Complaint against Harvard and


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Kingston-Warren in the state court of New Hampshire, which suit was transferred to the United States District Court for the District of New Hampshire under Docket Number C-96-249-JRM. Harvard and Kingston-Warren filed an Answer to the Complaint and a Counterclaim. The District Court action is referred to here as the "Litigation".

         D. Harvard, Kingston-Warren and Newmarket desire to settle the Litigation by further amending the Settlement Agreement according to the terms and conditions set forth in this Second Amendment.

         Now, therefore, in consideration of the premises and the mutual covenants contained in this Second Amendment, the parties agree as follows:

         1. Definitions of Words Used in this Second Amendment. For purposes of this Second Amendment, the terms used in this Second Amendment as defined terms, which are not defined here, shall have the meaning ascribed to such terms in the Settlement Agreement.

         2. Background. The parties incorporate the Background Section of this Second Amendment here by reference as though set forth at length.

         3. Settlement Sum.

              (a) Within thirty (30) days of the signing and delivery of this Second Amendment by all parties, Kingston-Warren shall pay to Newmarket, the sum of Four Hundred Eighty Thousand ($480,000) Dollars, which payment, except in the event of a catastrophic failure of the cap installed on the Landfill, as provided for


                                      -2-


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below, shall constitute full and final payment of the Settlement Sum due from
Kingston-Warren to Newmarket pursuant to the Settlement Agreement.

         (b) In the event of a catastrophic failure of the cap installed on the Landfill, Kingston-Warren shall remain responsible to pay to Newmarket twenty-five (25%) percent of the first Five Million, Three Hundred Thousand ($5,300,000) Dollars of Costs with respect to the repair of the cap required as a result of a catastrophic failure of the cap, and ten (10%) percent of the next One Million ($1,000,000) Dollars of Costs with respect to the repair of the cap required as a result of a catastrophic failure of the cap. Kingston-Warren shall not be obligated to pay any sum towards any Costs in excess of Six Million, Three Hundred Thousand ($6,300,000) Dollars, and the maximum liability of Kingston-Warren to Newmarket shall be no greater than One Million, Four Hundred Twenty Five Thousand ($1,425,000) Dollars, plus any interest due pursuant to subparagraph 4(b) of the Initial Settlement Agreement. Newmarket acknowledges that (i) inclusive of all payments made to date under the Settlement Agreement and this Second Amendment, Kingston-Warren has paid to Newmarket Seven Hundred Twenty Four Thousand, Two Hundred Sixty and 94/100 ($724,260.94) Dollars, and
(ii) the sum of Seven Hundred Twenty Four Thousand, Two Hundred Sixty and
94/100 ($724,260.94) Dollars shall be credited against the maximum liability of One Million, Four Hundred Twenty Five Thousand ($1,425,000) Dollars of Kingston-Warren so that Kingston-Warren's potential future liability to Newmarket, in the event of


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a catastrophic failure of the cap, shall not exceed Seven Hundred Thousand,
Seven Hundred Thirty Nine and 06/100 ($700,739.06) Dollars. Newmarket further acknowledges that the sum equal to all Costs incurred by Newmarket from and after July 8, 1992, including without limitation, Three Hundred Thousand ($300,000) Dollars of pre-petition engineering fees and administrative costs as referred to in paragraph 1(b) of the Initial Settlement Agreement, shall be credited against the Six Million, Three Hundred Thousand ($6,300,000) Dollar threshold referred to above in this paragraph 3(b), regardless of whether the Costs relate to the repair of the cap required as a result of a catastrophic failure of the cap. Furthermore, in determining Costs, a reasonable value shall be attributable to work performed by Newmarket employees and/or materials supplied by Newmarket to the extent such work and/or materials have a dollar value of One Hundred ($100.00) Dollars or more.

         (i) By way of illustration of the foregoing provision, but not in substitution of it:

                  (A) In the event Newmarket has incurred Five Million, Nine Hundred Thousand ($5,900,000) Dollars of Costs prior to a catastrophic failure of the cap, and then incurs Two Million ($2,000,000) Dollars of Costs with respect to the repair of the cap required as a result of a catastrophic failure of the cap, Kingston-Warren shall be obligated to pay Newmarket Forty Thousand ($40,000) Dollars, calculated on the basis of ten (10%) percent of Four Hundred Thousand ($400,000) Dollars, which is that portion of


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the Costs in excess of Five Million, Nine Hundred Thousand ($5,900,000) Dollars,
up to Six Million, Three Hundred Thousand ($6,300,000) Dollars of Costs.


         (B) In the event Newmarket has incurred Six Million, Three Hundred Thousand ($6,300,000) Dollars of Costs prior to a catastrophic failure of the cap, Kingston-Warren shall have no obligation to Newmarket for Costs with respect to the repair of the cap required as a result of a catastrophic failure of the cap.

         (C) In the event Newmarket has incurred Five Million, Four Hundred Thousand ($5,400,000) Dollars of Costs prior to a catastrophic failure of the cap, and then incurs Seven Hundred Thousand ($700,000) Dollars of Costs with respect to the repair of the cap required as a result of a catastrophic failure of the cap and thereafter Two Hundred Fifty Thousand ($250,000) Dollars of Costs unrelated to a catastrophic failure of the cap, Kingston-Warren shall be obligated to pay Newmarket Seventy Thousand ($70,000) Dollars, calculated on the basis of ten (10%) percent of Seven Hundred Thousand ($700,000) Dollars, and zero percent of the Two Hundred Fifty Thousand ($250,000) Dollars of Costs unrelated to the catastrophic failure of the cap. Furthermore, Kingston-Warren shall thereafter have no further obligation to Newmarket regardless of whether there is a subsequent catastrophic failure of the cap or additional sums are incurred with respect to the initial catastrophic failure of the cap since Costs incurred shall equal Six Million, Three Hundred Fifty Thousand ($6,350,000) Dollars ($5,400,000 + $700,000 + $250,000), thereby meeting the Six


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Million, Three Hundred Thousand ($6,300,000) Dollar threshold of Costs.

         (D) In the event Newmarket has incurred Four Million ($4,000,000) Dollars of Costs prior to a catastrophic failure of the cap, and then incurs One Million ($1,000,000) of Costs with respect to the repair of the cap required as a result of a catastrophic failure of the cap, Kingston-Warren shall be obligated to pay Newmarket Two Hundred Fifty Thousand ($250,000) Dollars, calculated on the basis of twenty-five (25%) percent of One Million ($1,000,000) Dollars.

         (E) In the event Newmarket has incurred Three Million, Five Hundred Thousand ($3,500,000) Dollars of Costs prior to a catastrophic failure of the cap and then incurs Two Million ($2,000,000) Dollars of Costs with respect to the repair of the cap required as a result of a catastrophic failure of the cap, Kingston-Warren shall be obligated to pay Newmarket Four Hundred Fifty Thousand ($450,000) Dollars, calculated on the basis of twenty-five (25%) percent of One Million, Eight Hundred Thousand ($1,800,000) Dollars, which is that portion of the Costs in excess of Three Million, Five Hundred Thousand ($3,500,000) Dollars, up to Five Million, Three Hundred Thousand ($5,300,000) Dollars and ten (10%) percent of the Two Hundred Thousand ($200,000) Dollars, which is that portion of the Costs in excess of Five Million, Three Hundred Thousand ($5,300,000) Dollars.

    (c) Kingston-Warren's obligation to pay any sums due pursuant to this paragraph 3 shall not arise unless and until



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Newmarket has used reasonable efforts to pursue all guarantees and warranties issued with respect to the Landfill and all parties potentially responsible for the catastrophic failure of the cap, and thereafter, Kingston-Warren's responsibility shall be calculated on the basis of the amount of Costs actually incurred by Newmarket with respect to the repair of the cap required as a result of a catastrophic failure of the cap, minus the difference between (x) all sums received by Newmarket with respect to such warranties and guarantees and from all parties potentially responsible for the catastrophic failure of the cap and
(y) the amount equal to twenty-five (25%) percent of the costs paid by Newmarket to pursue such warranties and guaranties and such parties potentially responsible for the catastrophic failure of the cap. In no event shall Kingston-Warren have any obligation with respect to costs paid by Newmarket to pursue such warranties and guaranties, and such parties potentially responsible for the catastrophic failure of the cap, if Newmarket is unsuccessful in these pursuits. Kingston-Warren shall have a right of input with respect to (x) the efforts, and legal strategies, used to pursue all guaranties and warranties and potentially responsible parties and (y) the selection of experts retained with respect to the pursuit of all guaranties and warranties and potentially responsible parties.

         (d) All payments due from Kingston-Warren pursuant to this paragraph 3 shall be paid in accordance with and subject to the terms and conditions of paragraphs 4(a)(ii) and 5 of the


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Initial Settlement Agreement, and interest shall be paid by Kingston-Warren in accordance with and pursuant to the provisions of paragraph 4(b) of the Initial Settlement Agreement.

         (e) Notwithstanding anything to the contrary set forth in this Second Amendment, in no event shall any of the following constitute in whole or in part, or be a compensable Cost in connection with, a catastrophic failure of the cap: (i) all maintenance or repair of the Landfill, including without limitation the cap, other than repairs to the cap due to a catastrophic failure of the cap;
(ii) any action required as a result of a failure to undertake or properly perform all appropriate maintenance or repair of the Landfill, including without limitation the cap; (iii) all types of sampling or monitoring of the Landfill;
(iv) slope alterations (unless resulting from a catastrophic failure of the cap); (v) permitting and reporting requirements; (vi) groundwater investigation of any kind; (vii) design, construction, investigation or operation of a groundwater treatment system of any kind; (viii) design, construction, investiagation or operation of an air abatement system of any kind; (ix) permit renewals and related fees; (x) oversight, engineering and counsel fees; (xi) fines and penalties; and (xii) any action required as a result of the negligence of Newmarket or its employees (as opposed to its independent contractors) in the operation and maintenance of the Landfill, including without limitation the cap. Newmarket represents and warrants, that to the best of its knowledge, as of this date, there has been no catastrophic failure of the cap, nor


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has an event occurred which could result in a catastrophic failure of the cap.

         (f) Commencing January 15, 1997, and annually thereafter, Newmarket shall deliver to Kingston-Warren, an accounting of all Costs, including without limitation, Costs with respect to the repair of the cap required as a result of a catastrophic failure of the cap, and administrative costs as referred to in paragraph 1(b)(v) of the Initial Settlement Agreement (records of which shall continue to be maintained by Newmarket), which accounting shall delineate all Costs incurred during the immediately preceding calendar year, as well as a cumulative summary of all Costs incurred from and after July 8, 1992 through the calendar year to which the accounting relates, which cumulative summary shall also include Three Hundred Thousand ($300,000) Dollars of pre-petition engineering fees as referred to in paragraph 1(b) of the Initial Settlement Agreement. Together with each accounting, Newmarket shall deliver to Kingston-Warren, a copy of the documentation referred to in paragraph 5 of the Initial Settlement Agreement with respect to the Costs delineated in the annual accounting only, and not the cumulative summary.

         (g) In the event of a catastrophic failure of the cap, Newmarket shall give Kingston-Warren immediate notice of the fact, specifying in detail the cause and consequences of the catastrophic failure of the cap to the extent determinable by Newmarket at the time, all warranties and guarantees issued to Newmarket with respect to the Landfill, including without limitation the cap, and

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the identity and address of all parties potentially responsible for the catastrophic failure of the cap to the extent determinable by Newmarket at the time. Newmarket shall at least on a quarterly basis provide Kingston-Warren with an update of the foregoing information, and a written status report of all efforts by Newmarket to enforce all guarantees and warranties relating to, and to collect from all parties potentially responsible for, the catastrophic failure of the cap. Provided Kingston-Warren is not materially prejudiced thereby, failure by Newmarket to give any notice required by this subparagraph shall not void Kingston-Warren's obligations under this Second Amendment; however, Kingston-Warren shall have no obligation to make any payments to Newmarket unless and until the notices and information required to be provided to Kingston-Warren by this subparagraph are provided to Kingston-Warren.

         4. Stipulation of Dismissal. The parties acknowledge that the parties have signed and delivered a Stipulation of Dismissal with Prejudice and Without Costs, which Newmarket represents has been filed with the court.


         5. Notices. Paragraph 13 of the Settlement Agreement is deleted and the following substituted in its place:

            All notices required or permitted by this Settlement Agreement shall be in writing and shall be delivered (i) personally; (ii) by certified or registered mail, return receipt requested; or (iii) by facsimile, followed the same date by regular mail, addressed as follows:



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If to Kingston-Warren or Harvard:                Richard T. Dawson, General
                                                 Counsel
                                                 Harvard Industries, Inc.
                                                 2502 N. Rocky Point Drive
                                                 Suite 960
                                                 Tampa, Florida 33607
                                                 Fax: 813-289-3678

                                                          -and-

                                                 Allan B. Currie, Jr., Corporate
                                                 Manager, Environmental Affairs
                                                 Harvard Industries, Inc.
                                                 1999 Wildwood Avenue
                                                 Jackson, Michigan 49202
                                                 Fax: 517-782-1758





With a copy to:                                  Farer Siegal Fersko, a
                                                 Professional Association
                                                 600 South Avenue
                                                 P.O. Box 580
                                                 Westfield, New Jersey 07091
                                                 Attn: Jack Fersko, Esq.
                                                 Fax: 908-789-8550



If to Newmarket:                                 Joyce Fulweiler,
                                                 Town Administrator
                                                 Town of Newmarket
                                                 Town Hall
                                                 Main Street
                                                 Newmarket, New Hampshire 03857
                                                 Fax: 603-659-8508



With a copy to:                                  McNeill & Taylor
                                                 Hale Schoolhouse
                                                 180 Locust Street
                                                 P.O. Box 815
                                                 Dover, New Hampshire 03820
                                                 Attn: Robert J. Gallo, Esq.
                                                 Fax: 603-749-1187



Harvard, Kingston-Warren and Newmarket may, by notice given in the same manner set forth above, designate a different address to which subsequent notices shall be sent. Notice shall be deemed given (i) when delivered, if delivered personally; (ii) when mailed, if delivered by certified or registered mail, return receipt requested; or (iii) when a good facsimile transmission is completed, if by facsimile, followed by regular mail.

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         6. No Admission of Liability. The parties acknowledge that neither this
Second Amendment, nor the Settlement Agreement, nor any part of either of the foregoing documents, nor the entry into nor the performance under this Second Amendment by the parties shall constitute or be construed as a finding, admission or acknowledgement of any of the factual or legal allegations contained in or underlying the Litigation, this Second Amendment or the Settlement Agreement, or of any liability, fault or wrongdoing or evidence of such, or an admission of a violation of any law, rule, regulation or policy, nor shall the entry into or performance of this Second Amendment be admissible in any action or proceeding, except only in an action or proceeding to enforce the Settlement Agreement, as amended by this Second Amendment.


         7. Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of the parties, their successors and assigns.


         8. Miscellaneous. Except as amended and modified by this Second Amendment, the Settlement Agreement remains in full force and effect. In all references in this Second Amendment to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender and number as the text of this Second Amendment may require.


         9. Entire Agreement. The Settlement Agreement, as amended and modified by this Second Amendment, contains the entire agreement between and among Newmarket, Harvard and Kingston-Warren.


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         10. Authority. The individuals signing this Second Amendment, by signing this Second Amendment, represent and warrant that they have the authority to sign this Second Amendment on behalf of the party for whom they are so signing.

         11. Counterparts. This Second Amendment may be signed in one or more counterparts, all of which shall constitute a single entire agreement.

         12. Captions. The paragraph headings contained in this Second Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Second Amendment.

         13. Legal Fees. All parties shall bear their own legal fees in connection with this Second Amendment and the Litigation.

         14. Drafting Ambiguities. In interpreting any provision of the Settlement Agreement or this Second Amendment, no weight shall be given to, nor shall any construction or interpretation be influenced by the fact that counsel for one of the parties drafted the Settlement Agreement or this Second Amendment, each party recognizing that it and its' counsel have had an opportunity to review the Settlement Agreement and the Second Amendment and have contributed to the final form of each of those agreements.

         15. Governing Law. This Second Amendment shall be governed by New Hampshire law in all respects, whether as to interpretation or enforcement. The parties agree that jurisdiction over any action brought under the terms of this Second Amendment or the


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Settlement Agreement shall be vested in the federal courts of New Hampshire.

     Signed and sealed by the parites.


                              Harvard Industries, Inc., a Florida
                              Corporation
                              By:

Dated: March 11, 1997         Richard T. Dawson
      ----------------        -----------------------------------------------
                              Richard T. Dawson, Vice President

                              The Kingston-Warren Corp., a
                              New Hampshire Corporation
                              By:

Dated: March 11, 1997         Richard T. Dawson
       ---------------        -----------------------------------------------
                              Richard T. Dawson, Vice President

                              The Town of Newmarket
                              By:

Dated: March 6, 1997          Joyce Fulweiler
      ----------------        -----------------------------------------------
                              Joyce Fulweiler, Town
                              Administrator






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